Exhibit (c) (21)

Preliminary Analysis – For Discussion Purposes Only

Strictly Private and Confidential

DISCUSSION MATERIALS

October 27, 2012

STRICTLY PRIVATE AND CONFIDENTIAL

[***] indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information has been filed separately with the Securities and Exchange Commission (the "SEC").

J.P.Morgan

Preliminary Analysis - For Discussion Purposes Only

Strictly Private and Confidential

This presentation was prepared exclusively for the benefit and internal use of the J.P. Morgan client to whom it is directly addressed and delivered (including such client’s subsidiaries, the “Company”) in order to assist the Company in evaluating, on a preliminary basis, the feasibility of a possible transaction or transactions and does not carry any right of publication or disclosure, in whole or in part, to any other party. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by J.P. Morgan. Neither this presentation nor any of its contents may be disclosed or used for any other purpose without the prior written consent of J.P. Morgan.

The information in this presentation is based upon any management forecasts supplied to us and reflects prevailing conditions and our views as of this date, all of which are accordingly subject to change. J.P. Morgan’s opinions and estimates constitute J.P. Morgan’s judgment and should be regarded as indicative, preliminary and for illustrative purposes only. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Company or which was otherwise reviewed by us. In addition, our analyses are not and do not purport to be appraisals of the assets, stock, or business of the Company or any other entity. J.P. Morgan makes no representations as to the actual value which may be received in connection with a transaction nor the legal, tax or accounting effects of consummating a transaction. Unless expressly contemplated hereby, the information in this presentation does not take into account the effects of a possible transaction or transactions involving an actual or potential change of control, which may have significant valuation and other effects.

Notwithstanding anything herein to the contrary, the Company and each of its employees, representatives or other agents may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income tax treatment and the U.S. federal and state income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure insofar as such treatment and/or structure relates to a U.S. federal or state income tax strategy provided to the Company by J.P. Morgan.

J.P. Morgan’s policies prohibit employees from offering, directly or indirectly, a favorable research rating or specific price target, or offering to change a rating or price target, to a subject company as consideration or inducement for the receipt of business or for compensation. J.P. Morgan also prohibits its research analysts from being compensated for involvement in investment banking transactions except to the extent that such participation is intended to benefit investors.

IRS Circular 230 Disclosure: JPMorgan Chase & Co. and its affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters included herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone not affiliated with JPMorgan Chase & Co. of any of the matters addressed herein or for the purpose of avoiding U.S. tax-related penalties.

J.P. Morgan is a marketing name for investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by a combination of J.P. Morgan Securities LLC, J.P. Morgan plc, J.P. Morgan Securities Ltd. and the appropriately licensed subsidiaries of JPMorgan Chase & Co. in Asia-Pacific, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, N.A. J.P. Morgan deal team members may be employees of any of the foregoing entities.

DISCUSSION MATERIALS

DENALI

Preliminary Analysis For Discussion Purposes Only Strictly Private and Confidential

Indication of interest summary

Sponsor A

Price per share $11.22 $12.16 $12.00 $ 13.00

Implied equity premium

One-day¹: 20% - 30% 28% - 39%

One-month avg.²: 15% - 25% 23% - 34%

Key Assumptions Retention of DFS Retention of DFS

Inversion Silent on inversion

Debt

Debt Rollover debt: $6.3 billion

Rollover debt: $ 6.0 billion New debt: $10.9 billion

Financing New debt: $ 9.0 billion New PIK preferred: $ 1.5 billion

Total debt: $ 15.0 billion Total debt/preferred: $ 18.8 billion

Equity Equity

Rollover equity: $ 3.1 billion Rollover equity: $5.1 billion

New equity: $ 3.4 billion New equity: $2.1 billion

Total equity: $ 6.5 billion Total equity: $ 7.1 billion

Timing 6 - 8 weeks overall transaction timing 3 weeks to confirm value range

Silent on overall transaction timing

D I SCUSS I O N MA T E R I A L S

Note: Components of debt and equity may not add up to the total provided in Sponsor A’s bid letter due to rounding

1-day premium based on closing share price on 10/23/12 of $9.35

1-month premium based on average closing share price of $9.72 for the 1-month period ending 10/23/12

DE N A L I 1

Preliminary Analysis For Discussion Purposes Only Strictly Private and Confidential

Transaction pricing matrix

$ in millions, except per share data

Current Illustrative offer prices

Sponsor A

Implied offer price $9.35 $11.22 $12.16 $12.00 $13.00

Offer price premium / (discount) to:

Current of $9.35 0.0% 20.0% 30.1% 28.3% 39.0%

3-month average of $10.82 (13.6%) 3.7% 12.4% 10.9% 20.2%

6-month average of $12.09 (22.7%) (7.2%) 0.6% (0.7%) 7.5%

Diluted shares outstanding 1,778.3 1,779.3 1,779.7 1,779.7 1,780.1

Equity value $16,627 $19,964 $21,642 $21,356 $23,141

Plus: debt $8,347 $8,347 $8,347 $8,347 $8,347

Less: cash $12,243 $12,243 $12,243 $12,243 $12,243

Enterprise value $12,731 $16,068 $17,746 $17,460 $19,245

Absolute premium $0 $3,337 $5,015 $4,729 $6,514

Premium to enterprise value 0.0% 26.2% 39.4% 37.1% 51.2%

EV/EBITDA EBITDA

FY14E $4,656 2.7x 3.5x 3.8x 3.8x 4.1x

FY14E - Cash adjusted¹ $4,656 3.6x 4.3x 4.7x 4.6x 5.0x

P/E EPS

FY14E $1.79 5.2x 6.3x 6.8x 6.7x 7.3x

D I SCUSS I O N MA T E R I A L S

Source: Company filings, 9/21 management plan, FactSet

¹ Enterprise value adjusted for repatriation of foreign cash, assuming a friction cost of 35%

DE N A L I 2

Preliminary Analysis - For Discussion Purposes Only Strictly Private and Confidential

Precedent LBO premiums analysis

1-day premium for LBOs greater than $1bn since 2009

Sponsor A range: 28% - 39% Silver Lake range: 20% - 30%

36%

28%

23%

7%

Top quart. Median Mean Bottom quart.

1-day premium for 5 largest LBOs since 20091

Premiums Bottom quart. Mean Median Top quart.

5 largest LBOs post crisis¹ 35% 36%

$ 1bn LBOs post-crisis 7% 23% 28% 36%

$ 1bn M&A post-crisis 10% 28% 23% 38%

$ 10bn M&A post-crisis 12% 33% 28% 60%

5 largest LBOs pre-crisis² 25% 24%

Sponsor A range: 28% - 39% Silver Lake range: 20% - 30%

50% 43% 36% 31% 17%

Target

Date 11/5/09 9/2/10 10/25/10 11/18/10 7/6/11

Transaction

size ($bn) $5.8 $4.3 $4.3 $5.7 $6.4

D I SCUSS I O N MA T E R I A L S

Source: Company filings, FactSet

Note: Premiums based on unaffected share price prior to any transaction rumors

1 Includes only take-private transactions

2 Includes only take-private transactions: TXU ($43.5bn), HCA ($33.1bn), First Data ($29.7bn), Alltel ($28.6bn) and Harrah’s ($21.7bn)

Includes only take-private transactions: TXU ($43.5bn), HCA ($33.1bn), First Data ($29.7bn), Alltel ($28.

D E N A L I 3

Preliminary Analysis – For Discussion Purposes Only
Strictly Private and Confidential

Preliminary Denali valuation observations

Implied value per share ($ in millions, except per share data)


Trading metrics
Trading multiples
Discounted equity value
DCF
Premiums
$35.00
$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
FY13-14E growth: 2.0%
FY14E EBIT margin: 7.8%
10.8x FY13E EPS of $1.71
$18.32
$18.50
$9.35
$9.00
FY13-14E growth: (2.4%)
FY14E EBIT margin: 7.1%
6.0x CY13E EPS of $1.57
$15.75
$15.25
$10.25
$10.00
$13.00
$12.50
$7.50
$7.25
$13.50
$7.00
$11.50
$9.50
$19.25
$15.25
$25.75
$19.25
$27.00
$20.00
$14.00
$10.00
Sponsor A range: $12.00 - $13.00
Silver Lake range: $11.22 - $12.16
Current share price: $9.35
Trading metrics
52-week trading range
Analyst price targets
Trading multiples
EV / EBITDA
3.0–5.0x FY14E Consensus EBITDA $4,656mm
P / E
4.0–7.0x FY14E Consensus EPS $1.79
DEV
4.0–7.0x FY14-15E P / E Equity cost of capital: 12.5%
Illustrative DCF
Market-low case
FY15-18E Rev. CAGR: 0.5% FY18E EBIT margin: 5.5% TVGR: (1.0%)–0.0%
Consensus
FY15-18E Rev. CAGR: 2.2% FY18E EBIT margin: 7.0% TVGR: 0.0%–1.0%
Market-high case
FY15-18E Rev. CAGR: 2.8% FY18E EBIT margin: 7.4% TVGR: 1.5%–2.5%
9/21 mgmt
FY15-18E Rev. CAGR: 3.2% FY18E EBIT margin: 7.9% TVGR: 1.5%–2.5%
Discount rate: 9.0%–11.0%
Premiums
1-day premiums for bottom quartile of >$1bn LBOs and high of 5 largest LBOs since 2009[1]

Source: Management estimates, Wall Street research, FactSet; market data as of 10/23/12
Note: All values rounded to nearest $0.25, except 52-week trading range and analyst price targets
[1] Represents a 1-day premium range from 7% to 50% based on current share price of $9.35

DISCUSSION MATERIALS
DENALI
4
J.P.Morgan

Preliminary Analysis – For Discussion Purposes Only Strictly Private and Confidential

Sources and uses assuming a $12.50 purchase price (illustrative)

$ in millions

Sources 10/18 Board

Sponsor A (Assumes no inversion)

Balance sheet cash $13,969 $13,969 $13,969 Rollover debt $5,300 $6,000 $6,300 New debt $10,000 $9,000 $12,400 Founding shareholder rollover equity $3,435 $3,435 $3,435 Founding shareholder new equity $0 $0 $500 Southeastern AM equity $1,657 $0 $1,657 New sponsor equity $6,114 $5,283 $1,600 Total sources $40,476 $37,687 $39,862

Uses

Equity purchase price $22,249 $22,249 $22,249 Existing debt $9,589 $9,589 $9,589 Minimum cash $5,500 $5,500 $5,400 Repatriation taxes $2,789 $0 $2,275 Fees and expenses (Illustrative) $350 $350 $350 Total uses $40,476 $37,687 $39,862

Assumes retention of Denali Financial Services Assumes inversion subsequent to transaction

Source: Silver Lake and Sponsor A proposals

Note: Amounts and structure are purely illustrative; Actual amounts and structure will depend on a variety of factors

D I SCUSS I O N MA T E R I A L S

DE N A L I

Preliminary Analysis – For Discussion Purposes Only
Strictly Private and Confidential

Proposed sponsor diligence frameworks

	SilverLake	Sponsor A
Phase I:	1 – 3 weeks	~ 3 weeks

Key topics:	■ Rollover of existing debt
	■ DFS
	■ Feasibility of corporate inversion
	  ■ Tax on rolled equity
	  ■ Future cash tax rates
	  ■ Debt service
	■ Working capital and minimum cash
	■ Financial performance by product group and business unit
	■ Q3 flash / Q4 outlook
		■ End user computing segmentation and cost structure
		■ Attach sales and cross-selling strategy review
		■ Non-PC related business review
		■ Pro forma tax structure

Outside advisors:	■ Simpson Thacher (legal) ■ Deloitte (tax, structuring)	■ Simpson Thacher (legal) ■ Deloitte (tax, structuring)
Additional Denali mgmt. involvement:	■ None	■ Select business unit heads
Phase II:	3 – 8 weeks	Specific timing not provided
Key topics:	■ Pricing dynamics ■ Product development strategy ■ Historical M&A track record ■ Sales strategy ■ Confirmatory review of strategy and competitive positioning with senior business unit leaders	■ Accounting ■ Tax ■ Legal ■ Structuring ■ Confirmatory business

DISCUSSION MATERIALS
DENALI
6
J.P.Morgan

Preliminary Analysis - For Discussion Purposes Only Strictly Private and Confidential

Items for additional discussion

Continue or terminate process

Up to 3 weeks for sponsors to firm up range and feasibility

Extent of additional management time and commitment

Considerations as to adding additional sponsors

Evaluation of other strategic alternatives

Spin-off of EUC

Repositioning of EUC

Other

DISCUSSION MATERIALS

DENALI

Preliminary Analysis - For Discussion Purposes Only Strictly Private and Confidential

Agenda

Page

Appendix 8

DISCUSSION MATERIALS

DENALI

Preliminary Analysis – For Discussion Purposes Only

Strictly Private and Confidential

Current trading dynamics vs. peers

	CY13E FV/EBITDA	Cash adj. CY13E FV/EBITDA[1]	CY13E P / E


Denali (Street)
2.7x
3.6x
5.2x
3.5x
3.7x
3.9x
EUC
lenovo
ASUS
acer
4.2x
4.2x
12.2x
5.6x
5.6x
10.2x
4.0x
4.0x
17.1x
Median: 4.2x
Median: 4.2x
Median: 12.2x
S&P
INGRAM MICRO
Tech Data
Insight
AVNET
3.3x
3.3x
7.6x
3.9x
3.9x
7.2x
3.4x
3.6x
7.0x
5.7x
5.9x
8.1x
Median: 3.6x
Median: 3.7x
Median: 7.4x
Enterprise
EMC
Microsoft
CISCO
ORACLE
IBM
8.8x
9.0x
13.2x
5.6x
6.2x
9.1x
6.3x
7.1x
16.0x
4.9x
5.9x
9.4x
7.1x
7.5x
10.8x
8.4x
8.5x
11.5x
Median: 6.7x
Median: 7.3x
Median: 11.2x
Services
WIPRO
xerox
CSC
8.6x
8.6x
12.2x
5.2x
5.3x
5.7x
3.5x
3.6x
11.6x
Median: 5.2x
Median: 5.3x
Median: 11.6x
Software
bmc software
symantec.
ca
6.7x
7.0x
14.1x
5.3x
5.7x
11.0x
5.1x
5.4x
10.0x
Median: 5.3x
Median: 5.7x
Median: 11.0x

3-year NTM[2] FV/EBITDA


15.0x
12.0x
9.0x
6.0x
3.0x
0.0x
Denali
HP
PC
Enterprise
6.1x
5.2x
3.4x
2.7x
10/23/09
05/30/10
01/04/11
08/11/11
03/17/12
10/23/12

Average	Denali	HP	PC	Enterprise
Current	2.7x	3.4x	5.2x	6.1x
1-year	3.5x	4.0x	5.8x	6.8x
2-year	3.7x	4.3x	6.2x	7.5x
3-year	4.0x	4.9x	6.5x	7.9x

3-year NTM[2] P/E

Average	Denali	HP	PC	Enterprise	S&P500
Current	5.2x	3.8x	11.7x	11.1x	13.0x
1-year	7.0x	5.3x	12.0x	12.0x	12.2x
2-year	7.9x	6.2x	11.8x	13.0x	12.3x
3-year	8.9x	7.6x	11.9x	13.6x	12.7x

Source: Company filings, FactSet (market data as of 10/23/12)

Note: Denali January FYE shown as calendar year; median excludes Denali and HP; Companies sorted by CY2012–13E organic revenue growth in descending order; EBIT and EPS include stock-based comp expense but exclude non-recurring items

[1] Firm value adjusted for repatriation of foreign cash, assuming a friction cost of 35%

[2] NTM defined as next twelve months

APPENDIX

DENALI

9

J.P.Morgan

Preliminary Analysis – For Discussion Purposes Only Strictly Private and Confidential

Leveraged buyout – key feasibility considerations

Domain	Issues	Current perspectives
EUC performance	■ Limited revenue visibility ■ Declining top-line drives negative working capital	■ Near-term trends inform the forecast ■ Meaningful cash flow generation when in growth mode
Tax structuring	■ Tax leakage in repatriation of cash to effect a transaction as well as to efficiently fund debt pay-down	■ An offshore structure is feasible but could result in significant tax leakage for founding shareholder and significantly impact public sector revenues ■ Maintain simple on-shore / U.S. domicile with upfront tax leakage
Liquidity	■ [***] ■ Significant cash / funding needs	■ [***] ■ Min cash requirements to remain high but potential, as private entity, to drive towards lower end of normalized range
DFS	■ Post buy-out funding strategy for DFS ■ Reduction in ratings will reduce earnings contribution from DFS earnings with questionable return for sponsors	■ DFS will require additional parent liquidity ■ Partially mitigated through an ABS structure ■ Offsets potential complexity of executing on a sale or third party partnership

APPENDIX
DENALI 10 J.P.Morgan

[***] indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Exchange Act and has been filed separately with the SEC.

Preliminary Analysis – For Discussion Purposes Only Strictly Private and Confidential

Leveraged buyout – illustrative financing structure (no inversion and retain DFS)

3.1x leverage, 34%[1] premium ($12.50 / share) to current ($9.35 / share)

Sources and uses ($ in billions)

Sources	Amount	
Excess balance sheet cash	$8.5	A
New ABS	$2.9	B
New term loan	$3.1	B
New bonds	$4.0	B
Founding shareholder equity	$3.4	D
Southeastern AM equity	$1.7	D
New cash equity	$6.1	E
Total sources	$29.7	

Uses	Amount
Equity purchase price	$22.2
Refinance existing debt	$4.3
Repatriation taxes	$2.8
Fees and expenses	$0.4
Total uses	$29.7

Pro forma capitalization ($ in billions)

	Amount		% cap	Pricing	xLTM EBITDA[2] ex. SBC	xLTM EBITDA[2] w/ SBC
Cash	$5.5	A				
New ABS	$2.9	B	11%	L+270	0.60x	0.65x
New term loan	$3.1	B	12%	L+350	0.63x	0.68x
New bonds	$4.0	B	15%	7.00%	0.82x	0.89x
Total new debt	$10.0		38%		2.05x	2.22x
Existing rolled debt	$5.3	C	20%	4.23%	1.09x	1.18x
Total pro forma debt	$15.3		58%		3.14x	3.39x
Founding shareholder equity	$3.4	D				
Southeastern AM equity	$1.7	D				
New cash equity	$6.1					
Total equity	$11.2		42%			
Total capitalization	$26.5					

Key commentary

- **A** Source of $8.5bn reflects estimated 1/31/13 cash balance of $14.0bn net of minimum cash of $5.5bn
- **B** New debt funding required
- **C** $5.9 billion of existing debt, with attractive cost of capital, do not contain change of control provisions, can remain in the pro forma capital structure. However, $600 million 2013 notes are refinanced prior to close to meet near-term liquidity requirements and maturities
- **D** Assumes rollover of founding shareholder and Southeastern AM equity
- **E** New cash equity from sponsors, LPs and/or other strategics

Note: Assumes transaction date of 1/31/13; Debt and cash as of 1/31/13; Amounts and structure are purely illustrative; Actual amounts and structure will depend on a variety of factors

[1] Purely illustrative

[2] EBITDA multiple based on FY2013 PF EBITDA of $4,880mm

[3] Includes LIBOR based interest rate and annual fees; blended cost also assumes incremental unused ABS is raised

APPENDIX

DENALI 11 J.P.Morgan

Preliminary Analysis – For Discussion Purposes Only

Strictly Private and Confidential

Other potential financial sponsors to be considered

Selected financial sponsors

Sponsor	Fund size ($bn)	Selected investments: Computer Hardware	Selected investments: Enterprise Software	Selected investments: IT Services	Selected investments: Co-location / Data Center
Apax Partners	$11.4	GE Fanuc Intelligent Platforms*, Crescendo Networks*	Autonomy Corp*, Epicor Software, I-impact, RealPage	iGate, Computacenter*, Network Insight, TesCom Software*, TIVIT	–
Apollo	$14.5	Avaya Communication, Concurrent Computer*	Hansen Info Tech, Infor Global Sol., Kronos, SSA Global Tech	First Data*, Booz Allen, Expert Global, SRA International*	–
Bain Capital	$10.0	GOME Electrical Appliances Holdings	Applied Systems, MYOB, Siemens Product*	HCA InfoTech, FleetCor Technologies, SunGard, WorldPay	–
The Blackstone Group	$16.2	–	Gemini Voice Solutions*, Retail Pro*, StorageApps*	Aveo*, CMS Info,	–
The Carlyle Group	$13.7	Cirrascale*, Calypso	Blackboard, Broadleaf, DBC, NextRound, Open Solutions, SS&C	ARINC, BDM*, Booz Allen, Open Solutions, Vivid, Syniverse*	Arsys Internet, CoreSite, Equinix*
CVC Capital Partners	$13.7	SMTS Goupil*	Certipost, PT Link, Raet,	HP Customer Delivery*, LSF network*, Speos, Volker Wessels	–
Hellman & Friedman LLC	$8.8	–	Care Business Sol., Epicor Software, Kronos, OpenLink Financial	FutureVision Technologies, Pinnacle Computer Systems	–
Providence Equity	$12.1	Calypso, CDW	Blackboard, Liberty FiTech, Open Solutions, SunGard Capital	NetDesign, Open Solutions, Survey Sampling, SunGard, SRA Int'l	–
THL Partners	$8.1	–	eFunds, Metavante Technologies, Penley, SunGard Capital	Fidelity N.I.S., eFunds, Metavante, MoneyGram, SunGard Capital	–
Sponsor B					
Warburg Pincus	$15.0	Industrial Vision Systems, Kontron AG, Nuance Communications	Interactive Data Corp, Intuit*, Ness Technology*, Siemens Product	Firstsource Solutions*, Fidelity N.I.S., Metavante, ULS Group	1&1 Internet, Fasthosts, InterNet, IPOWER, Spectranet

Source: Capital IQ, Preqin, company websites
* Denotes past investment

APPENDIX

DENALI

12

J.P.Morgan

Preliminary Analysis – For Discussion Purposes Only
Strictly Private and Confidential

Other strategic alternatives to potentially enhance shareholder value

		Benefits	Considerations
Enhanced Capital Distribution	Levered recap	+ Levered share buyback should support current stock price and drive **EPS accretion** (signal undervaluation) + **Ample firepower** at A- rating	- **Limits strategic / financial flexibility** going forward - **Low domestic cash flow** and **limited cash to pay interest**
	Dividend increase	+ Utilize **strong free cash flow** to **increase dividend** + **Dividend payers rewarded** in the market	- **Currently consumes ~100% of U.S. cash** - Signals **lack of attractive organic investment** opportunities - Payout higher than peers - **Diminishing marginal returns** with yields beyond 3.0-3.5%
Separation of EUC business		+ **Should remove revenue and margin volatility** and **improve financial stability** + Should eliminate long-term **secular pressure** from PC industry + Opportunity to focus investments on **higher growth / margin Enterprise business**	- **Loss of scale and intersegment synergies** - Potential **impact on** remaining segments, including **S&P, Services and DFS** - **Potentially diminished free cash flow and debt capacity**
Transformative acquisitions		+ **Grow Enterprise, Software, and Services** businesses in targeted areas + Opportunity to **improve growth and margin profile** + **Synergy potential** allows for incremental value creation	- **Actionability** of targets of scale at reasonable valuations - **Market not ascribing value for $11.5bn spent on acquisitions** since 2009 - Market reaction and **integration risk** - **Interloper risk** for key assets - **Limited U.S. cash** – currently $500mm[1]
Sale to strategic		+ Immediate **value creation** + **De-risks standalone** plan	- **Uncertainty in macro environment** - Transaction size likely a deterrent - **Strategic buyer** for the entire business **is unlikely**

[1] Represents FY13E U.S. cash balance per management guidance

APPENDIX
DENALI
13
J.P.Morgan

Preliminary Analysis - For Discussion Purposes Only Strictly Private and Confidential

Illustrative comparison of potential value creation alternatives

As presented on 10/18/12

Implied Denali value per share

$20.00 $18.00 $16.00 $14.00 $12.00 $10.00 $8.00 $6.00

Status quo (Discounted equity value)

$13.50 $9.75

5.2-7.0x FY14E P/E

12.5% cost of equity

$15.00 $13.50 $13.00 $11.75

5-year IRR:

20% - 25%

- inversion

LBO $16.25 $15.00 $14.00 $12.75

5-year IRR w/ recaps:

20% - 25%

Enhanced capital distribution

Recap

$11.75 $9.75

$1.5bn - $3.5bn

Leveraged recapitalization

Dividend

Dividend increase

Moderate premium of ~1-2% based on S&P 500 precedents

Separation of EUC

$14.00

$12.50

Spin of EUC at 3.0x FY14E / EBITDA

RemainCo: 6.0-7.0x FY14E EV / EBITDA

Transformative acquisitions

Subject to acquisition target

Sale to strategic

Dependent on suitor

52-week high (2/16/12): $18.32

1-year average: $14.34

Current share price (10/11/12): $9.35

Source: Share price as of 10/11/12, 9/21 management case

Note: Values rounded to the nearest $0.25; Amounts and structure are purely illustrative; Actual amounts and structure will depend on a variety of factors

APPENDIX

DENALI